Report of Independent
Accountants

To the Shareholders
and Board of Directors
of The Emerging Markets
Income Fund II Inc


In planning and
performing our audit
of the financial
statements of The
Emerging Markets Income
Fund II Inc,
(hereafter referred
to as the "Fund")
for the year ended
May 28,1999, we
considered its internal
control, including
control activities
for safeguarding
securities, in order
to determine our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, not to
provide assurance on
internal control.
The management of
the Fund is responsible
for establishing and
maintaining internal
control.  In fulfilling
this responsibility,
estimates and judgments
by management are
required to assess the
expected benefits and
related costs of
controls.  Generally,
controls that are
relevant to an audit
pertain to the entity's
objective of
preparing financial
statements for external
purposes that are fairly
presented in conformity
with generally accepted
accounting principles.
Those controls include
the safeguarding of
assets against
unauthorized
acquisition, use or
disposition.
Because of inherent
limitations in
internal control, errors
or fraud may occur and
not be detected.
  Also, projection of
any evaluation of
internal control to
future periods is
subject to the risk
that it may become
inadequate because
of changes in
conditions or that
the effectiveness
of the design and
operation may
deteriorate.
Our consideration
of nternal control
would not necessarily
disclose all matters
in internal control
that might be
material weaknesses
under standards
established by the
American Institute
of Certified Public
Accountants. A
material weakness is a
condition in which
the design or
operation of one or
more of the internal
control components
oes not reduce to a
relatively low level
the risk that
misstatements caused
by error or fraud in
amounts that would
be material in
relation to the
financial statements
being audited may occur
and not be detected
within a timely period
by employees in the
normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control and
its operation,
including controls
for safeguarding
securities, that
we consider to be
material weaknesses
as defined above
as of May 28,1999.
This report is intended
solely for the
information
and use of
management and the
Board of Directors
of the Fund and the
Securities and
Exchange Commission.


July 21 1999